As filed with the Securities and Exchange Commission on January 17, 2002

                                                     Registration No.: 333-65110

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                         Post-Effective Amendment No. 1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                           CROSSMANN COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

             Indiana                                35-1880120
  --------------------------                        ----------
 (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                Identification No.)

                      9202 NORTH MERIDIAN STREET, SUITE 300
                           INDIANAPOLIS, INDIANA 46260
                                 (317) 843-9514
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                     John B. Scheumann Chairman of the Board
                           and Chief Executive Officer
                           Crossmann Communities, Inc.
                      9202 North Meridian Street, Suite 300
                           Indianapolis, Indiana 46204
                                 (317) 843-9514
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                              Steven K. Humke, Esq.
                                   Ice Miller
                         One American Square, Box 82001
                        Indianapolis, Indiana 46282-0002

                               ------------------

================================================================================

DEREGISTRATION OF UNSOLD SECURITIES

     The Registration Statement on Form S-3 (Registration No. 333-65110) of Crossmann Communities, Inc. ("Crossmann") was filed with the Securities and Exchange Commission on July 13, 2001 and was amended on July 19, 2001 (the "Registration Statement").

     Crossmann is filing this Post-Effective Amendment to the Registration Statement in order to withdraw from registration certain securities covered by the Registration Statement which remain unsold at the termination of the offering.

     Of the 400,000 shares of Common Stock registered,355,000 were sold. 45,000 shares registered for sale by Richard H. Crosser were not sold pursuant to this Registration Statement. Accordingly, Crossmann hereby amends the Registration Statement to withdraw from registration such 45,000 shares of Crossmann's Common Stock.

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 17, 2002.

                       CROSSMANN COMMUNITIES, INC.


                       By:  /s/ Jennifer A. Holihen
                            ----------------------------------------------------
                            Jennifer A. Holihen, Chief Financial Officer; Secretary; Treasurer and Principal Financial Officer and Principal Accounting Officer; and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 17, 2002.

     SIGNATURE                                         TITLE


/s/ John B. Scheumann                  Chairman of the Board and Chief Executive
---------------------------------      Officer; Principal Executive Officer;
John B. Scheumann                      and Director


/s/ Steven M. Dunn*                    President and Chief Operating Officer
---------------------------------
Steven M. Dunn


/s/ Richard H. Crosser*                Vice Chairman of the Board; Director
---------------------------------
Richard H. Crosser


/s/ Jennifer A. Holihen                Chief Financial Officer; Secretary;
---------------------------------      Treasurer and Principal Financial Officer
Jennifer A. Holihen                    and Principal Accounting Officer; and
                                       Director


/s/ Larry S. Wechter*                  Director
---------------------------------
Larry S. Wechter


* By: /s/ Jennifer A. Holihen
      -------------------------------------
      Jennifer A. Holihen, Attorney in Fact


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